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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Solectron Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-69443, 333-46304, 333-46300, 333-40176, 333-34494, 333-92269,
333-75865, 333-85949, 333-89035, 333-75813, 333-24293, 333-02523, 333-17643,
333-56220, 333-56464, 333-60684, 333-64454, 333-69182, 333-73238, 333-74946,
333-84066, 333-96823, 033-58580, 333-46686, 033-57575, 033-75270, and 033-33461)
on Forms S-3, S-4 and S-8 of Solectron Corporation of our report dated October 31, 2002, with respect to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended August 31, 2002, and the related financial statement schedule, which report appears in the August 31, 2002 annual report on Form 10-K of Solectron Corporation.

/S/ KPMG LLP

Mountain View, California
November 12, 2002